Coinbase Announces Pricing of Upsized Offering of $2.6 Billion of Convertible Senior Notes
August 5, 2025

Remote-First-Company/Boston--(BUSINESS WIRE) - Coinbase Global, Inc. (“Coinbase”) (Nasdaq: COIN) today announced the pricing of $1.3 billion aggregate principal amount of 0% Convertible Senior Notes due 2029 (the “2029 notes”) and $1.3 billion aggregate principal amount of 0% Convertible Senior Notes due 2032 (the “2032 notes” and, together with the 2029 notes, the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $2.0 billion. Coinbase also granted the initial purchasers of the notes options to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $200.0 million principal amount of the 2029 notes and $200.0 million principal amount of the 2032 notes. The sale of the notes to the initial purchasers is expected to settle on August 8, 2025, subject to customary closing conditions, and is expected to result in an aggregate of approximately $2.56 billion (or approximately $2.96 billion if the initial purchasers exercise their options to purchase additional 2029 notes and 2032 notes in full) in net proceeds to Coinbase after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Coinbase.

Coinbase intends to use an aggregate of approximately $194.4 million of the net proceeds from the offering to pay the cost of the capped call transactions relating to each series of notes. If the initial purchasers exercise their options to purchase additional 2029 notes and/or 2032 notes, Coinbase expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties with respect to the relevant series of notes as to which the option was exercised. Coinbase intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures and investments in and acquisitions of other companies, products or technologies that Coinbase may identify from time to time, as well as to repurchase, repay at maturity, or repurchase or redeem prior to maturity, as applicable, from time to time and subject to market conditions, shares of its Class A common stock and/or its outstanding 0.50% Convertible Senior Notes due 2026, 3.375% Senior Notes due 2028, 3.625% Senior Notes due 2031 and 0.25% Convertible Senior Notes due 2030.

The notes will be senior, unsecured obligations of Coinbase. The notes will not bear regular interest and the principal amount of the notes will not accrete. The 2029 notes will mature on October 1, 2029 and the 2032 notes will mature on October 1, 2032, unless earlier repurchased, converted or, in the case of the 2032 notes, redeemed. Coinbase may not redeem the 2029 notes prior to maturity. Coinbase may redeem all or any portion of the 2032 notes (subject to certain limitations), at its option, on or after October 1, 2029 and on or before the 20th scheduled trading day immediately before the maturity date of the 2032 notes, if the last reported sale price of Coinbase’s Class A common stock exceeds 130% of the conversion price for the 2032 notes then in effect on (1) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Coinbase sends the related redemption notice; and (2) the trading day immediately before the date Coinbase sends such notice, at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus any accrued and unpaid special interest and additional interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Coinbase is not required to redeem or retire the notes periodically. Subject to a limited exception, holders of the relevant series of notes will have the right to require Coinbase to repurchase for cash all or a portion of their notes of such series upon the occurrence of a fundamental change (as defined in the indenture governing such relevant series of notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid special interest and additional interest.

The 2029 notes will be convertible at an initial conversion rate of 2.2005 shares of Coinbase’s Class A common stock, per $1,000 principal amount of 2029 notes (equivalent to an initial conversion price of approximately $454.44 per share of Class A common stock, which represents a conversion premium of approximately 52.5% to the last reported sale price of $297.99 per share of Coinbase’s Class A common stock on The Nasdaq Global Select Market on August 5, 2025) and the 2032 notes will be convertible at an initial conversion rate of 2.5327 shares of Coinbase’s Class A common stock, per $1,000 principal amount of 2032 notes (equivalent to an initial conversion price of approximately $394.84 per share of Class A common stock, which represents a conversion premium of approximately 32.5% to the last reported sale price of $297.99 per share of Coinbase’s Class A common stock on The Nasdaq Global Select Market on August 5, 2025).

Prior to the close of business on the business day immediately preceding July 2, 2029, in the case of the 2029 notes, and July 1, 2032, in the case of the 2032 notes, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after July 2, 2029, in the case of the 2029 notes, and July 1, 2032, in the case of the 2032 notes, until the close of business on the second scheduled trading day preceding the relevant maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Coinbase’s Class A common stock, or a combination thereof, at Coinbase’s election.

In connection with the pricing of the notes, Coinbase entered into privately negotiated capped call transactions relating to each series of notes with certain of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions relating to the 2029 notes cover, subject to customary adjustments, the number of shares of Coinbase’s Class A common stock that initially underlie the 2029 notes, and the capped call transactions relating to the 2032 notes cover, subject to customary adjustments, the number of shares of Coinbase’s Class A common stock that initially underlie the 2032 notes. The capped call transactions relating to each series of notes are expected generally to reduce the potential dilution to Coinbase’s Class A common stock upon any conversion of the relevant series of notes and/or offset any potential cash payments Coinbase is required to make in excess of the principal amount of converted notes of such series, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $595.98 per share for the capped call transactions relating to the 2029 notes, which represents a premium of 100% over the last reported sale price of Coinbase’s Class A common stock of $297.99 per share on August 5, 2025, and is subject to certain adjustments under the terms of the capped call transactions. The cap price of the capped call transactions is initially $595.98 per share for the capped call transactions relating to the 2032 notes, which represents a premium of 100% over the last reported sale price of Coinbase’s Class A common stock of $297.99 per share on August 5, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

Coinbase has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Coinbase’s Class A common stock and/or purchase shares of Coinbase’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Coinbase’s Class A common stock or the notes at that time. In addition, Coinbase has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Coinbase’s Class A common stock and/or purchasing or selling Coinbase’s Class A common stock or other securities of Coinbase in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of each series of notes (and are likely to do so during the relevant valuation periods under the capped call transactions or following any early conversion of the notes, any repurchase of the notes by Coinbase on any fundamental change repurchase date, any redemption date (with respect to the 2032 notes) or any other date on which the notes are retired by Coinbase, in each case if Coinbase exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Coinbase’s Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of a series of the notes, it could affect the number of shares of Class A common stock, if any, and value of the consideration that noteholders will receive upon conversion of the applicable notes.

The notes were only offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of Coinbase’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes or any shares of Class A common stock potentially issuable upon conversion of the notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Coinbase

Crypto creates economic freedom by ensuring that people can participate fairly in the economy, and Coinbase (Nasdaq: COIN) is on a mission to increase economic freedom for more than 1 billion people. Coinbase is updating the century-old financial system by providing a trusted platform that makes it easy for people and institutions to engage with crypto assets, including trading, staking, safekeeping, spending, and fast, free global transfers. Coinbase also provides critical infrastructure for onchain activity and support builders who share its vision that onchain is the new online. And together with the crypto community, Coinbase advocates for responsible rules to make the benefits of crypto available around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including, among other things, statements relating to the completion of the offering, the potential effects of entering into capped call transactions, and the expected use of proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Coinbase will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, and whether the capped call transactions will become effective. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Coinbase’s business and financial results, please review the “Risk Factors” described in Coinbase’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Coinbase’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) and in Coinbase’s other filings with the SEC. Except as may be required by law, Coinbase undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.

Contacts:
Press: press@coinbase.com
Investors: investor@coinbase.com